Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer
Wright Medical Group, Inc.
(901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Prices $550 Million Cash Convertible Senior Notes Offering

MEMPHIS, Tenn. – February 10, 2015 - Wright Medical Group, Inc. (NASDAQ: WMGI) (the “Company”) today announced the pricing of its offering of $550 million aggregate principal amount of cash convertible senior notes due 2020 (“the notes”). The notes were sold to initial purchasers who are reselling the notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company also granted the initial purchasers a 30-day option to purchase up to an additional $82.5 million aggregate principal amount of notes solely to cover over-allotments. The offering is expected to close on February 13, 2015, subject to customary closing conditions.

The notes will be senior unsecured obligations and pay interest semiannually in arrears at a rate of 2.00% per annum on February 15 and August 15 of each year, beginning on August 15, 2015. Prior to August 15, 2019, the notes will be convertible into cash at the option of the holder under certain conditions and, thereafter until the close of business on the business day immediately preceding the maturity date, at any time. The notes mature on February 15, 2020. The initial conversion rate for the notes is 32.3939 shares of the Company’s common stock per $1,000 principal amount of the notes, which is equivalent to a conversion price of approximately $30.87 per share of the Company’s common stock, representing an approximately 22.50% conversion premium based on the last reported sale price of the Company’s common stock of $25.20 per share on February 9, 2015. The notes will be subject to modifications upon the consummation of the Company’s pending merger with Tornier N.V. (“Tornier,” which will be known as Wright Medical Group N.V. (“Wright N.V.”) at and after the effective time of the Tornier merger), including that upon consummation of the merger, Wright N.V. will fully and unconditionally guarantee the Company’s obligations under the indenture and the notes on a senior unsecured basis, and calculations and other determinations with respect to the notes relating to the Company’s common stock will instead be calculated or determined by reference to the Wright N.V.’s ordinary shares.

In connection with the sale of the notes, the Company has entered into privately negotiated cash convertible note hedge transactions with certain financial institutions (the “option counterparties”). The cash convertible note hedge transactions are intended to reduce the net amount of cash payments that the Company may be required to make upon conversion of the notes to the extent that such cash payments exceed the principal amount of converted notes. The Company also has entered into separate privately negotiated warrant transactions with the option counterparties, and the warrants have a strike price of $40, or approximately 59% higher than the last reported sale price per share of the Company’s common stock on February 9, 2015. The issuance of the warrants could have a dilutive effect on the Company’s common stock to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants. If the initial purchasers exercise their option to purchase additional notes, the Company intends to enter into additional cash convertible note hedge and warrant transactions.

It is expected that the cash convertible note hedge and warrant transactions will be subject to certain modifications upon consummation of the Tornier merger transaction. The Tornier merger transaction is not expected to be a “fundamental change” or “make-whole fundamental change” under the indenture governing the notes. In addition, at and after the consummation of the Tornier merger transaction, it is expected that the Wright N.V. will assume the Company’s obligations under the warrant transactions, and calculations and other determinations with respect to the cash convertible note hedge and warrant transactions relating to the Company’s common stock will instead be calculated or determined by reference to Wright N.V.’s ordinary shares.

The Company estimates that the net proceeds of the offering will be approximately $533 million (or $613 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company expects to use approximately $51 million of the net proceeds from the offering (or $58 million if the initial purchasers exercise their over-allotment option in full) to pay the cost of the cash convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company from the sale of the warrants). The Company also expects to use approximately $292 million of the net proceeds of the offering to repurchase approximately $240 million aggregate principal amount of the Company’s outstanding 2.00% cash convertible senior notes due 2017 in privately negotiated transactions and the remaining net proceeds from the offering for general corporate purposes, including possible acquisitions.

The Company has been advised that, in connection with establishing their initial hedge positions with respect to the cash convertible note hedge and warrant transactions, the option counterparties (or their respective affiliates) expect to enter into various derivative or other hedging transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. These hedging activities could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes.

In addition, the option counterparties or their respective affiliates may modify their hedge positions following the pricing of the notes from time to time (including in connection with the Tornier merger transaction) by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling common stock or other securities of the Company in secondary market transactions (and/or, in each case, upon consummation of the Tornier merger transaction, the ordinary shares or other securities of Wright N.V.) (and are likely to do so during any observation period related to a conversion of notes). This activity could also impact the market price of the Company’s common stock, the Tornier ordinary shares, other securities of Tornier or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount of cash holders will receive upon conversion of the notes.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The offer and sale of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is a recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the estimated net proceeds of the offering and warrant transaction, the expected effect of the hedge and warrant transactions and the Company’s planned use of the net proceeds from the sale of the notes. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements, including, without limitation, whether or not the Company will be able to consummate its transaction with Tornier, the offering of notes, or the hedge and warrant transactions on the timelines or with the terms anticipated, if at all, and, if consummated, whether the hedge and warrant transactions will have the anticipated effect of reducing the Company’s exposure under the notes to future increases in the price of the Company’s common stock. You are encouraged to read the Company’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Investors should not place considerable reliance on the forward-looking statements contained in this press release. The Company is providing this information as of the date of this press release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

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